                                                             English Translation

                                                                    EXHIBIT 4(W)

LONG-TERM CAPACITY SUPPLY AGREEMENT EXECUTED BY AND BETWEEN, ON ONE PART, MAXCOM TELECOMUNICACIONES, S.A. DE C.V. (HEREINAFTER `MAXCOM'), HEREBY REPRESENTED BY ROGELIO ESPINOSA CANTELLANO, AND, ON THE OTHER PART, AXTEL, S.A. DE C.V. (HEREINAFTER `AXTEL') HEREBY REPRESENTED BY ALBERTO DE VILLASANTE HERBERT; BOTH MAXCOM AND AXTEL SHALL BE JOINTLY REFERRED TO AS THE `PARTIES'; PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

                                 REPRESENTATIONS

I.    MAXCOM REPRESENTS, THROUGH ITS LEGAL REPRESENTATIVE:

(a) That its principal is a corporation duly incorporated under the laws and regulations of the United Mexican States, as evidenced with public instrument number 86,115, dated February the 28th of 1996, executed before Ignacio Soto Borja, Notary Public number 129 practicing in the Federal District, duly recorded in the Public Commerce Registry for the Federal District (Registro Publico de la Propiedad y del Comercio del D.F.), under commercial page number 210585.

(b) That its legal representative has sufficient powers of attorney to execute this agreement, as appear from public instrument number 56,631, dated October the 11th of 2002, executed before Carlos Catano Muro Sandoval, Notary Public number 51, practicing in the Federal District, duly recorded in the Public Registry of Commerce for the Federal District (Registro Publico de la Propiedad y del Comercio del D.F.), and that up to date such powers have not been limited, modified, or revoked whatsoever.

(c) That its main place of business is at Guillermo Gonzalez Camarena No. 2000, Colonia Centro de Ciudad Santa Fe, C.P. 01210, Delegacion Alvaro Obregon, Mexico, Federal District.

(d) That its principal holds a concession to install, operate, and exploit a public telecommunication network, granted by the Secretariat of Communications and Transportation (Secretaria de Comunicaciones y Transportes) (hereinafter the "Secretariat") on December the 20th of 1996.

(e) That, for the purposes of the obligations derived from the execution of this Agreement, it has enough administrative, human, and material resources to render the services inferred from this same agreement.

(f) That, to the extent of his knowledge, no action, or procedure is pending, nor it is threatened to be filed, with any judicial, administrative, or any other kind of court, or with any governmental agency or arbitrator against its principal that substantially, and


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


      adversely affects, or may affect, its assets, its financial, or operative condition; nor any action exists that may affect the legality, validity, or enforceability of this Agreement.

(g) That it has a telecommunication network formed by different elements, amongst them an optical fibres system (hereinafter, the `MAXCOM NETWORK`) that runs along the Route of Capacity indicated in EXHIBIT A to this Agreement.

(h) That it has professional personnel and resources necessary to meet with its obligations as provided in this Agreement, and also the financial solvency to comply with its labor obligations according to the Federal Labor Act (Ley Federal del Trabajo), Articles 10, 13 and 15.

II    AXTEL HEREBY REPRESENTS, THROUGH ITS LEGAL REPRESENTATIVE:

(a) To be a corporation duly incorporated under the laws of the United Mexican States, as evidenced in Public Instrument number 3,680, dated July the 22nd of 1994, executed before Rodolfo Vela de Leon, Notary Public number 80 practicing in Monterrey, Nuevo Leon, duly recorded in the Public Commerce Registry for the Monterrey, Nuevo Leon, with number 1,566, commercial page 273, Vol. 417, book 3rd Second Clerk, Company Public Instruments, Commerce Section, dated August the 5th of 1994.

(b) That its principal changed its corporate name through public instrument number 1,719, dated March the 26th of 1999, executed before Jose Luis Farias Montemayor, Notary Public number 120 practicing in Monterrey, Nuevo Leon, duly recorded in the Public Commerce Registry by and for Monterrey, Nuevo Leon, under commerce page 2182, Vol. 209-44, book 4, Third Clerk, Miscellaneous Acts and Agreements, Commerce Section, dated March the 29th of 1999.

(c) That its legal representative has sufficient powers of attorney to execute this agreement, as evidenced by Public Instrument number 1,843, dated July the 29th of 1999, executed before Jose Luis Farias Montemayor, Notary Public number 120, practicing in Monterrey, Nuevo Leon, and recorded in the Public Commerce Registry by and for Monterrey under the number 5516, Vol. 209-111, book 4, Third Clerk, Miscellaneous Acts and Agreements, Commerce Section, dated August the 3rd of 1999, and that up to date such powers have not been modified or revoked whatsoever.

(d) That its principal holds two concessions to install, operate, and exploit a public telecommunication network, granted by the Secretariat on June the 17th of 1996 and October the 7th of 1998.

(e) That, to the extent of his knowledge, no action, or procedure is pending, nor it is threatened to be filed, with any judicial, administrative, or any other kind of court, or with any governmental agency or arbitrator against its principal that substantially, and adversely affects, or may affect, its assets, its financial, or operative condition; nor any action exists that may affect the legality, validity, or enforceability of this Agreement.

(f) That it has professional personnel and resources necessary to meet with its obligations as provided in this Agreement, and also the financial solvency to comply with its labor obligations according to the Federal Labor Act, Articles 10, 13, and 15.

III.  THE PARTIES REPRESENT, THROUGH THEIR LEGAL REPRESENTATIVES:


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


(a) That they executed a Letter of Intent (hereinafter the `LETTER OF INTENT') dated September the 23rd of 2003, where they agreed to executed on or soon before October the 15th of 2003 an Agreement to Supply Capacity of Long Term.

(b)   That accordingly they execute this Long-Term Capacity Supply Agreement.

(c) In accordance with the above, it is the desire of their principals to execute this Agreement, and thus agree to bind themselves pursuant to the following:

                                     CLAUSES

FIRST DEFINITIONS.

1.1 The meaning given in this Clause to the following terms in capital letters shall apply equally to both singular and plural forms of the terms defined and shall include both masculine and feminine genders, unless otherwise defined in this Agreement.

NOTICE OF TERMINATION shall mean as defined in Clause Thirteenth, paragraph 13.1 of this Agreement.

NOTICE OF EARLY TERMINATION shall mean as defined in Clause Fifteenth, paragraph
15.2 of this Agreement.

ACCEPTANCE OF STAGE shall mean as defined in Clause Sixth, paragraph 6.3 of this Agreement.

EXHIBITS shall mean all and every one of the Exhibits hereto, which constitute an integral part of this Agreement, and also any Exhibit mentioned herein.

AXTEL shall mean Axtel, S.A. de C.V.

FEES OF TERMINATION shall mean as described in Clause Fifteenth, paragraph 15.2 of this Agreement.

STM16 CITIES shall mean the following cities: Toluca, Mexico (POP Sta. Apolonia), Queretaro, Celaya, Irapuato, Leon, Guadalajara, Aguascalientes, San Luis Potosi, Saltillo, Monterrey, Nuevo Laredo, and Laredo.

CAPACITY OR LONG-TERM CAPACITY shall mean the capacity will be provided by MAXCOM to AXTEL under the terms set forth in this Agreement and Exhibits hereto:

      (a) MAXCOM will provide AXTEL, through the MAXCOM Network, with a signal in STM16 interface by a route and as described in the EXHIBIT A hereto (the `ROUTE OF CAPACITY') in each of the STM16 cities, except for the supply service of the borrowed capacity between the city of Puebla (POP Animas) and Mexico City (POP Magdalena) which is described in the following subparagraph (b).

      (b) MAXCOM will provide AXTEL from Mexico City (POP Magdalena) to the city of Puebla (POP Animas) through the Maxcom Network with signals in E1, E3, DS3 or STM1 interface that all together add up to 2,488 (two thousand four hundred eighty-


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


      eight) Mbps, without a possible interpretation of this capacity could be rendered by an STM16 interface.

PROVISIONAL CAPACITY shall mean the provisional capacity that will be supplied by Maxcom to Axtel in accordance with the Letter of Intent.

LETTER OF INTENT shall mean as described in Section III, Representations, of this Agreement.

AGREEMENT shall mean this Long-Term Capacity Supply Agreement including the Exhibits hereto.

WORKING DAYS IN LONDON shall mean as specified in Clause Fourth, paragraph 4.4.1, of this Agreement.

SPECIAL DWDM AND SDH EQUIPMENT shall mean the DWDM and SDH Equipment that will be acquired by Maxcom from its provider to adjust the Capacity and will include the following equipments:

      a)    8 (eight) TWLA_FEC16 (DWDM) cards
      b)    8 (eight) RWLA_FEC16 (DWDM) cards
      c)    1 (one) TGU-EXT-0.37ppm (SDH) card
      d)    1 (one) TOC (SDH) card
      e)    1 (one) LTX-2.5/1.5SLH/FC (SDH) card
      f)    1 (one) LRX-2.5/SLH/FC (SDH) card
      g)    1 (one) SWT (SDH) card
      h)    1 (one) SWR (SDH) card
      i)    1 (one) LOC (SDH) card
      j)    1 (one) LNC (SDH) card
      k)    1 (one) PSF (SDH) card

SDH EQUIPMENT means the telecommunication equipment required to add and drop telecommunication signals in E1, E3, DS3, STM1, and STM4 interfaces. For the purposes of this Agreement, the SDH Equipment includes the Initial SDH Equipment and additional SDH Equipment. The technical specifications and guarantees for the SDH Equipment are set forth in the EXHIBIT J hereto.

ADDITIONAL SDH EQUIPMENT means the SDH Equipment additional to the Initial SDH Equipment that Axtel buys to Maxcom from time to time and by purchase orders delivered to Maxcom during the validity of this Agreement.

INITIAL SDH EQUIPMENT means the SDH Equipment that Axtel binds itself to buy to Maxcom according to this Agreement and that is described in the Exhibit B hereto.

STAGES means jointly Stage I and the Additional Stages, and STAGE means any of these.

STAGE I means the phase starting on the date of execution of this Agreement and concluding on the date in which Maxcom delivers and provides the Capacity to Axtel in Mexico City (POP Sta. Apolonia), Monterrey, Guadalajara, Leon, Irapuato and Laredo, Texas, USA, pursuant to the terms and conditions established in this Agreement.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


ADDITIONAL STAGE means each phase starting from the Request for Additional Stage and finishing with the delivery and supply of the Capacity by Maxcom to Axtel in the city requested by Axtel on the Request for Additional Stage in accordance with the terms and conditions in this Agreement.

DATE OF DELIVERY shall have the meaning attributed in Clause Sixth, paragraphs 6.2, of this Agreement.

FORCE MAJEURE shall have the meaning ascribed in Clause Twentieth of this Agreement.

GUARANTEE shall have the meaning stipulated in Clause Fifth, paragraph 5.1, of this Agreement.

GUARANTEE STAGE I shall have the meaning ascribed in Clause Fifth, paragraph 5.1
(1), of this Agreement.

GUARANTEE OF ADDITIONAL STAGES shall have the meaning attributed in Clause Fifth, paragraph 5.1 (2) of this Agreement.

VAT means the Value-Added Tax in force by the time of the execution of this Agreement and which is 15% (fifteen percent).

MAXCOM means Maxcom Telecomunicaciones, S.A. de C.V.

SERVICE LEVELS means the lower levels of quality that MAXCOM agrees to meet with according to the Long-Term Capacity Supply Agreement and which are specified in EXHIBIT "G" hereto.

PAYMENTS PAID BY AXTEL will have the meaning ascribed in Clause Fifteenth, paragraph 15.3, of this Agreement.

PARTIES means jointly Axtel and MAXCOM, and PARTY means any of them.

DEMARCATION POINT means the female connector of the Optical Distribution Frame (also called ODF) on the MAXCOM's side, owned by Axtel, and installed in the MAXCOM sites. The female connector sets the limits of responsibilities between Axtel and MAXCOM regarding the Long-Term Capacity Supply for the MAXCOM sites in Guadalajara, Jalisco; Queretaro, Queretaro; Mexico City (POPs Magdalena and Santa Apolonia); and Puebla, Puebla (POP Animas). For the other cities, DEMARCATION POINT means the female connector of the optic fibre distributor (also called ODF) on the Axtel's side, owned by MAXCOM, and that sets the limits of responsibilities between Axtel and MAXCOM regarding the Long-Term Capacity Supply. Both Demarcation Points are described in EXHIBIT "F" hereto.

MAXCOM NETWORK shall have the meaning ascribed in Representations, Section I
(g), of this Agreement.

ROUTE OF CAPACITY shall have the meaning ascribed in Clause First, paragraph 1.1, of this Agreement.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


LONG-TERM CAPACITY SUPPLY means the Capacity will be provided by MAXCOM to AXTEL to conduct the telecommunication signals on the Route of Capacity specified in EXHIBIT A hereto during a forced period of 13 (thirteen) years from the delivery date of Stage I pursuant to the requirements, terms, conditions and Service Levels set forth in this Agreement and the Exhibits hereto. Maxcom will deliver the Capacity in Stages.

CAPACITY MAINTENANCE SERVICE means the services of maintenance on relation to the Capacity that MAXCOM will provide to AXTEL in accordance with this Agreement in order to the Capacity keeps in good conditions and operates according to the Service Levels set forth hereunder during the validity of this Agreement.

INSTALLATION SERVICE means the service of installation and start-up of the Capacity carried out by MAXCOM for the purpose of Supply the Long-Term Capacity pursuant to this Agreement. In addition, it includes the installation and start-up of Initial SDH Equipment provided that the service of installation and start-up of Additional SDH Equipment is subject to Clause Fourth, paragraph 4.1
(3) of this Agreement.

TECHNICAL SUPPORT SERVICE OF THE SDH EQUIPMENT means the service of technical support to the SDH Equipment described in the EXHIBIT "C" hereto and which MAXCOM will provide to AXTEL.

REQUEST FOR ADDITIONAL STAGE means the request filed by Axtel to MAXCOM where Axtel requests to Maxcom to start the implementation and delivery of the Capacity in one of the cities specified in EXHIBIT "A" hereto. For this purpose, MAXCOM will have a period of 8 (eight) weeks from the Request for Additional Stage to deliver the Capacity in the requested city. The above is in accordance with the terms of this Agreement. The Request for Additional Stage shall include at least the essential engineering features of the Axtel's site where the SDH Equipment will be installed and the Capacity will be provided, and also the corresponding Guarantee of Additional Stage.

TEMPORARY SOLUTION shall have the meaning described in Clause Sixth, paragraph 6.4, of this Agreement.

LIBOR RATE shall have the meaning ascribed in Clause Fourth, paragraph 4.4, of this Agreement.

TERM shall have the meaning provided in Clause Fifteenth of this Agreement.

Certain terms and phrases are defined in specific sections of this Agreement and the Exhibits hereto.

The following Exhibits are included in this Agreement and are integral part hereof:

EXHIBIT "A" DESCRIPTION OF THE MAXCOM'S ROUTE AND THE CAPACITY.
EXHIBIT "B" DESCRIPTION OF THE INITIAL SDH EQUIPMENT.
EXHIBIT "C" DESCRIPTION OF THE TECHNICAL SUPPORT SERVICE OF THE SDH EQUIPMENT. EXHIBIT "D" COST FOR SDH EQUIPMENTS.
EXHIBIT "E" PROMISSORY NOTE FORM.
EXHIBIT "F" DEMARCATION POINT.
EXHIBIT "G" SERVICE LEVELS OF CAPACITY AND PENALTIES.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


EXHIBIT "H" PROTOCOLS OF CAPACITY ACCEPTANCE AND TESTS.
EXHIBIT "I" PROCEDURES OF FAILURE ATTENTION AND SCALING.
EXHIBIT "J" TECHNICAL SPECIFICATIONS AND GUARANTEE OF THE SDH EQUIPMENT. EXHIBIT "K" CAPACITY SCHEDULE.

1.4 If a discrepancy or inconsistency exists between this Agreement and any of the Exhibits hereto, the terms and conditions of this Agreement shall prevail over the Exhibits to the extent of the discrepancy or inconsistency.

SECOND. OBJECT. SERVICE SUPPLY, PROVISION OF EQUIPMENT AND MAINTENANCE SERVICE.

2.1 LONG-TERM CAPACITY SUPPLY. MAXCOM hereby binds itself to provide AXTEL with the Long-Term Capacity Supply according to the specifications, terms, conditions and Service Level set forth under this Agreement and the Exhibits hereto. Such a Long-Term Capacity will be provided by MAXCOM to AXTEL during a force period of 13 (thirteen) years starting form the delivery date of Stage I, and AXTEL hereby binds itself to pay to MAXCOM for the Long-Term Capacity Supply according to the costs and terms of payment specified in this Agreement. Maxcom will provide the Long-Term Capacity to Axtel in Stages pursuant to the provisions of this Agreement and the Exhibits hereto.

2.1.1 The Parties agree that during the Term of this Agreement, Axtel is entitle to the use, enjoyment and disposal of the Long-Term Capacity pursuant to the law and this Agreement, including but no limited to the right of telecommunication service supply described in the certificate of concession hold by Axtel and according to the laws, regulations and other provisions applicable in telecommunications. Axtel shall discharge Maxcom from any damages that Maxcom could suffer due to the misuse of the Long-Term Capacity by Axtel.

2.2 CAPACITY INSTALLATION SERVICE. MAXCOM hereby agrees to provide AXTEL with the Capacity Installation Service in order to make the Capacity available for AXTEL under optimal conditions of operations and according to the Service Levels specified in this Agreement, and AXTEL hereby agrees to pay to MAXCOM for the Capacity Installation Service in accordance with the cost and terms specified in this Agreement. The Capacity Installation Service also includes the installation and start-up of the Initial SDH Equipment.

2.3 PURCHASE AND SALE OF SDH EQUIPMENT. MAXCOM hereby agrees to sell to AXTEL the Initial SDH Equipment described in EXHIBIT "B" hereto and Additional SDH Equipment that AXTEL needs from time to time by Purchase Orders which will be considered on a case-by-case basis pursuant to the terms and conditions specified in this Agreement, and AXTEL hereby agrees to buy the Initial SDH Equipment to MAXCOM and the Additional SDH Equipment that Axtel requires from Maxcom by means of Purchase Orders. The price of both Initial SDH Equipment and Additional SDH Equipment and the terms of payment shall be according to this Agreement or corresponding Purchase Order.

2.4 CAPACITY MAINTENANCE SERVICE. MAXCOM agrees to provide the Capacity Maintenance Service according to this Agreement and during the validity of this


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


      Agreement, and AXTEL hereby agrees to pay for the Capacity Maintenance Service to MAXCOM in accordance with the cost and terms of payment set forth in this Agreement.

2.5 PROVISIONAL CO-LOCATION. MAXCOM agrees to provide on gratuitous loan to Axtel the space required for the installation of the SDH Equipment in the Maxcom telecommunication site located in Irapuato, the foregoing from the delivery of Stage I up to on May the 31st of 2004. In the event that Axtel needs to use such a space for longer, Axtel shall pay to Maxcom for damages the monthly amount of US$5,000.00 (Five Thousand American Dollars 00/100), lawful currency of the Unites States of America, including the Value-Added Tax, until Axtel leaves the specified space, plus the costs that MAXCOM incurs to rent the space and additional facilities similar to those occupied by Axtel.

2.6 TRAINING. MAXCOM agrees to provide Axtel with the training courses described in EXHIBIT "K" hereto, the foregoing in accordance with the schedules, contents and cost set forth by the EXHIBIT "K" hereto, without additional cost for Axtel up to 10 (ten) people per each of the courses enlisted in EXHIBIT "K".

2.7 TECHNICAL SUPPORT SERVICE OF THE SDH EQUIPMENT. MAXCOM agrees to provide pursuant to the terms and conditions provided herein and during the validity of this Agreement the Technical Support Service described in EXHIBIT "C" hereto for the SDH Equipment, and Axtel hereby agrees to pay MAXCOM the Technical Support Service of the SDH Equipment according to the cost and terms of payment set forth in this Agreement.

THIRD. COSTS.

3.1 Axtel shall pay MAXCOM in the consideration of the Long-Term Capacity Supply, the Installation Service, the Capacity Maintenance Service, Technical Support Service of the SDH Equipment, and the purchase of the SDH Equipment as follows:

      (1)   COST OF THE LONG-TERM CAPACITY SUPPLY:

            Axtel shall pay Maxcom for the Long-Term Capacity Supply the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

      (2)   COST OF THE CAPACITY INSTALLATION SERVICES:

            (i) Axtel shall pay MAXCOM for the Long-Term Capacity Installation Services the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

      (3) COST OF THE CAPACITY MAINTENANCE SERVICES AND TECHNICAL SUPPORT OF THE SDH EQUIPMENT:

            (i) CAPACITY MAINTENANCE SERVICE. Axtel shall pay MAXCOM for every year of Capacity Maintenance Service the amount of [***], lawful


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


                  currency of the United States of America, plus the corresponding Value-Added Tax.

            (ii) TECHNICAL SUPPORT SERVICE OF THE SDH EQUIPMENT. Axtel shall pay MAXCOM for every year of Technical Support Service of the SDH Equipment, which Axtel had acquired, the amount equivalent to [***] of the cost of such a SDH Equipment; provided that said cost shall be in force for the first 3 (three) years. Therefore, starting from the fourth year MAXCOM will add to the above mentioned cost and in the same rate any difference raised by the change of the technical support fee that the provider of such a SDH Equipment charges to MAXCOM from that date.

      (4)   COST OF THE SDH EQUIPMENT:

            (i) INITIAL SDH EQUIPMENT. Axtel shall pay MAXCOM the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

            (ii) ADDITIONAL SDH EQUIPMENT. Axtel shall pay MAXCOM for the Additional SDH Equipment according to the cost established in the EXHIBIT "D" hereto.

3.2 The costs specified in this Clause shall be in force during the validity of this Agreement. Additionally, the costs specified in dollars, lawful currency of the United States of America will be paid by Axtel to MAXCOM alternatively in dollars, lawful currency of the United States of America or in Mexican Pesos at the exchange rate in force on the date of payment published by the Mexican Central Bank on the Official Gazette of Mexico, including the corresponding taxes, whichever Axtel prefers.

3.3 The payment paid by AXTEL to MAXCOM includes all the costs and expenses that MAXCOM incurs due to the Supplies, subject matter of this Agreement.

FOURTH. TERMS OF PAYMENT.

4.1 AXTEL shall pay MAXCOM the Long-Term Capacity Supply, Installation Service, Capacity Maintenance Service, Technical Support of the SDH Equipment and the purchase of the SDH Equipment according to the following terms of payment:

      (1)   FOR THE CAPACITY INSTALLATION SERVICE:

            (I) [***], lawful currency in the United States of America, plus the corresponding Value-Added Tax, amount duly paid by Axtel to MAXCOM on October the 2nd of 2003 in accordance with the Letter of Intent.

            (II) [***], lawful currency in the United States of America, plus the corresponding Value-Added Tax on November the 3rd of 2003 at the latest.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                                                             English Translation


            (III) [***], lawful currency in the United States of America, plus the corresponding Value-Added Tax on December the 15th of 2003 at the latest, provided that Axtel has accepted the Stage I. In the event that the Stage has not been accepted, Axtel shall pay the corresponding payment (which will generate no interest) up to Maxcom meet with the delivery and acceptance of the Stage I.

            (IV) [***], lawful currency in the United States of America, plus the corresponding Value-Added Tax on January the 5th of 2004 provided that without delays Maxcom has comply with the delivery of the Stage I and/or the delivery of an Additional Stage requested by Axtel whose delivery shall be done on or before January the 5th of 2004. In the event that such Stages have not been delivered or accepted, Axtel will pay the corresponding payment (which will generate no interest) up to Maxcom meet with the delivery of the Stage I and/or Additional Stage, respectively.

            (V) In the event that the delivery of any of the Stages is delayed by causes not attributable to Axtel, Axtel shall pay Maxcom the amounts due on the dates specified in the above paragraphs.

      (2) FOR THE LONG-TERM CAPACITY SUPPLY AND THE PURCHASE AND SALE OF INITIAL SDH EQUIPMENT. Axtel shall pay Maxcom for the Long-Term Capacity Supply and the Sale of Initial SDH Equipment, the amount of [***], lawful currency of the United States of America plus the corresponding Value-Added Tax to be payable as follows:

            (I) [***], lawful currency in the United States of America, plus the corresponding Value-Added Tax within the first 5 (five) days of every month, starting from February 2004 up to 11 (eleven) monthly installments and a 12th (twelfth) monthly installment up to the remaining amount to cover in full the agreed amount.

            (II) Axtel will pay the above installments provided that, without delays, Maxcom has delivered any Additional Stage requested by Axtel and whose delivery shall be precisely on or before the date of the payment. On the contrary, Axtel will cover the corresponding payment (which will generate no interest) up to Maxcom meet with the delivery of the corresponding Additional Stage.

            (III) In the event that the delivery of any of the Stages is delayed by causes not attributable to Axtel, Axtel shall pay Maxcom the amounts due on the dates specified in the above paragraph.

(3) FOR THE PURCHASE AND SALE AND THE INSTALLATION OF ADDITIONAL SDH EQUIPMENT.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


            (I) The terms and conditions of payment as well as the guarantees of payment that, if any, is required for the purchase and sale, and the installation of the Additional SDH Equipment shall be negotiated on a case-by-case basis and in the corresponding Purchase Order.

(4) FOR THE CAPACITY MAINTENANCE SERVICE AND TECHNICAL SUPPORT FOR SDH
EQUIPMENT.

            (I) CAPACITY MAINTENANCE SERVICE. Axtel shall pay quarterly to Maxcom for the Capacity Maintenance Service the amount of [***], including the corresponding Value-Added Tax. This amount will be paid on a calendar quarterly basis in advance within the first 5 (five) days of every quarter (January, April, July and October of every year).

            (II) TECHNICAL SUPPORT SERVICE OF THE SDH EQUIPMENT. Axtel shall pay quarterly to Maxcom for the Technical Support Service of the SDH Equipment that Axtel has acquired, according to the cost of Annual Technical Support Service of the SDH Equipment in force, in accordance with the previous Clause 3.1 (3). This amount will be paid on a calendar quarterly basis in advance within the first 5 (five) days of every quarter (January, April, July and October of every year). In order to determine the basis of the payment for the Technical Support Service of the SDH Equipment, it shall be taken into account the SDH Equipment already acquired and accepted at the beginning of every three natural months. The SDH Equipment accepted by Axtel during the first half of the corresponding quarter, will be considered as a basis to specify the amount of the payment for the Technical Support Service of the SDH Equipment corresponding to such a quarter, therefore Axtel agrees to pay the total amount of the quarterly payment for the Technical Support Service of the SDH Equipment accepted on the following date of the corresponding payment. The SDH Equipment acquired and accepted by Axtel during the second half of the corresponding quarter will be taken into account as a basis to specify the amount of the payment for the Technical Support Service of the SDH Equipment starting from the following quarter.

            (III) SPECIAL TERM FOR THE YEAR 2003. In the case of the Capacity
                  Maintenance Service and Technical Support Service of the SDH Equipment for the year 2003, Axtel will pay Maxcom within the 5 (five) days after the date of delivery and acceptance of the Stage I, the proportional part of the cost of Capacity Maintenance Service and Technical Support Service of the SDH Equipment corresponding, considering only the days when such services are effectively delivered in the last quarter of the year 2003.

4.2 AXTEL shall have no responsibility of paying MAXCOM any amount unless said amount is expressly approved in these Agreement and AXTEL has received an invoice for such charges. Every invoice issued pursuant to this Agreement shall specify the concept for which the invoice is issued. No term or condition of any invoice that is incongruent to the terms and conditions of this Agreement shall be


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      mandatory for AXTEL unless such term or condition has been expressly agreed in writing by AXTEL.

4.3 FORM OF PAYMENT. Axtel shall make the payments by electronic transfer in favor of Maxcom in the following bank account or any other that Maxcom specifies in a prior and written notice at least 3 (three) business days:

            Beneficiary: MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
            Bank: Bank of America, NT & SA
            Branch: Concord, CA
            Account: 62909-27058
            ABA: 121000358

4.4 DEFAULT INTEREST. The default of payment from AXTEL to MAXCOM of any of the amounts determined in this Agreement, apart from the above-mentioned exceptions, shall generate (from the date where the amounts should be paid to the effective date of payment) an annual default interest equivalent to the interest rate that results from multiplying by 2 (two) the result of adding the LIBOR Rate (as said term is defined below) 500bp (Five hundred basic points, i.e., five points in percentage terms). For the purposes of computing the default interest a year means three hundred sixty days
      (360).

*4.4.1 LIBOR (London Interbank Offered Rate) means the annual rate of interest offered by the main banks in the London interbank market 2 (two) working days in London (as said term is defined below), before the date where the computation should be done, that is published in the page 3750 (or the page that replaces it in case of this page stops publishing) of the TELERATE FINANCIAL INFORMATION SYSTEM monitor for the deposits in dollars, lawful currency of the United States of America to 90 (ninety) days. The referred rate will be make a round number in the case of being expressed up to in hundred-thousandth, or more, of the percentage point to ten-thousandth of the closer percentage point. For such purposes, five hundred-thousandth of the percentage point will be considered the most close to ten-thousandth of the immediate upper percentage point. `WORKING DAYS IN LONDON' means any day of the year that the banks of the City of London, England, are open to the public to carry out bank operations in dollars, lawful currency of the United States of America.

FIFTH. GUARANTEE.

5.1 To guarantee the payment by Axtel to MAXCOM of the Initial SDH Equipment, Axtel shall execute in favor of Maxcom the following non-negotiable promissory notes with consecutive due dates (the `GUARANTEE'):

      (1)   NOTE - STAGE I (THE `GUARANTEE STAGE I'):

            AXTEL shall deliver to Maxcom on the date of the execution of this Agreement a promissory note according to the format included in the EXHIBIT E hereto by an amount of [***], lawful currency of the United States of America (including VAT). Said note shall have the following terms of payment:


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


            (i) 8 (eight) monthly installments of [***], lawful currency of the United States of America (including VAT) that will be payable on the first 5 (five) days of every month starting from February 2004.

            (ii) 1 (one) installment of [***] lawful currency of the United States of America (including VAT) that will be payable on the first 5 (five) days of October 2004.

      (2) PROMISSORY NOTES - ADDITIONAL STAGES (THE `GUARANTEES ADDITIONAL STAGES'):

            Every time that Axtel requests to Maxcom for an Additional Stage shall deliver to Maxcom along with said request a note according to the format enclosed in the EXHIBIT "E" hereto by an amount equivalent to the price of the SDH Equipment corresponding to said Additional Stage, except that SDH Equipment is already paid by Axtel. For the purpose of setting the terms of payment of said note the following criteria shall be considered:

            (i) According to the above Section 4.1 (2), Axtel will pay 12 monthly installments for the SDH Equipments (Stage I and Additional Stages) starting from February 2004 amounted up to [***] lawful currency of the United States of America (including VAT), each one, the first 8 (eight) installments will apply in full to the Stage I and the ninth installment will apply to the Stage I, amounts [***], lawful currency of the United States of America (including VAT), the rest of the installments shall, therefore, apply to the Additional Stages.

            (ii) The installments to pay the SDH Equipment corresponding to the Additional Stages shall start in October 2004, provided that if a monthly installment cannot be paid the total amount of said SDH Equipment ([sic] having as limit the amount of [***] lawful currency of the United States of America (including monthly VAT), the remaining will apply to the subsequent payments.

            (iii) The SDH Equipment including in the Additional Stages
                  (including VAT):

Puebla                        [***]
Toluca                        [***]
Aguascalientes                [***]
San Luis Potosi               [***]
Saltillo                      [***]
Nuevo Laredo                  [***]
                              -----
Total                         [***] Dollars


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      (3)   The amounts above mentioned include 15% VAT.

SIXTH. CAPACITY

6.1. The Parties agree that the Capacity delivered by Maxcom to Axtel according to this Agreement is to provide the telecommunications services described in the certificate of concessions of Axtel and in accordance with the laws, regulations and other dispositions applicable in telecommunications. Axtel shall discharge Maxcom from any damages that Maxcom could suffer due to the misuse of the Capacity by Axtel.

6.2 Maxcom agrees to deliver to Axtel the Capacity operating and working according to the terms and conditions set forth in EXHIBITS "A" and "H" hereto, the foregoing provided that the Stage I will be delivered by Maxcom to Axtel on December the 15th of 2003 at the latest (apart from the installation of the STM4 cards to which the Exhibit "B" hereto refers, and which will be dully installed on January the 15th of 2004 at the latest) and in relation to the delivery of the Additional Stages, which Maxcom will deliver to Axtel within the 8 (eight) weeks following to the date of delivery of the Request for Additional Stage (the `DATE OF DELIVERY')

6.3 The Parties establish in the EXHIBIT H hereto the protocols of delivery and acceptance of the Capacity, with which the Parties shall meet every time that the Capacity is delivered (in the Stage I and in the Additional Stages) (the `ACCEPTANCE OF THE STAGE').

6.4 In the event that the Acceptance of the Stage is delayed by causes attributable to Maxcom according to the Dates of Delivery set forth in this Agreement, Maxcom, in its sole discretion and at its own expenses, shall have the obligation of providing Axtel with the capacity equivalent to that required in the Stage not accepted or to cover the expenses in which Axtel incurs to continue to said capacity, the above up to the Acceptance of the Stage will give (la `TEMPORARY SOLUTION')

SEVENTH. SDH EQUIPMENTS AND PHYSICAL SPACES

7.1 During the Term of this Agreement, Maxcom grants to Axtel the right of use a space without an additional cost in the sites that be required to install a optic distributor (known as ODF) exclusively for the purposes established in this Agreement. After Axtel reaches with its infrastructure at the point specified by Maxcom, Maxcom ensures Axtel that the connectivity of said infrastructure up to the Demarcation Point will be achieved.

7.2 The installation of the SDH Equipments in the Maxcom sites will be the responsibility of Maxcom.

7.3 The SDH Equipment that Maxcom sells to Axtel according to this Agreement shall have and comply with the technical specifications and the guarantee set forth in the EXHIBIT "J" hereto.

EIGHTH MAINTENANCE, SERVICES AND SURVEILLANCE OF THE SDH EQUIPMENT


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


8.1 The Capacity Maintenance Service and the Technical Support Service of the SDH Equipment shall be Maxcom's responsibility and carried out according to the terms of the EXHIBIT "C" hereto.

8.2 Maxcom hereby guarantee Axtel that the Capacity delivered to Axtel pursuant to this Agreement will be available during the validity of this Agreement and will comply at any time during the validity of this Agreement with the Service Levels determined in the EXHIBIT "G" hereto.

8.3 In the event of a default of the Capacity in any part of the Route of Capacity, the Parties agree to follow the procedure of notice of default and scaling described in EXHIBIT "G" hereto.

8.4 In order to have the right of access to the Maxcom sites, Axtel shall meet with the Maxcom policies of access in force. Therefore Axtel shall request a prior and written authorization to Maxcom at least 1 (one) hour in advance.

8.5 During the validity of this Agreement, Maxcom shall be responsible for monitoring and capacity of the DWDM equipments that Maxcom has installed in the Maxcom Network.

8.6 Maxcom agrees to monitor Axtel's SDH Equipment from the date of installation to January the 15th of 2004, provided that the Capacity will be available in order to the Axtel's personnel take the Capacity before December the 15th of 2003.

NINTH.  EMPLOYMENT RELATIONSHIP.

9.1 The Parties hereto accept that for the Term of this Agreement, each Party shall be in contact with the employees of the other Party. All the employees of each Party shall be under the direction, supervision, and control of said Party. Each Party shall be liable with respect to the other Party, its representatives, employees, and officers, as well as with respect to third parties, for the acts of its employees when rendering the services. Each Party guarantees that it shall assure that its employees comply with the provisions of this Agreement.

9.2 Each Party shall be responsible for all risks regarding its personnel, particularly those risks derived from occupational injuries, traffic accidents from or to the sites, as well as illnesses.

9.3 The Parties acknowledge that they are the only employer of the personnel that each one employs by reason of the services rendered to the other Party, and that are the subject-matter of this Agreement, and that they are solely responsible for the obligations derived from labor, tax, and social security laws, included the payment of wages, premiums, benefits, withholdings, and government charges.

9.4 By reason of the above, each Party binds itself to release the other Party of any labor, social security, or tax obligation derived from the hiring of executives or employees for the performance of this Agreement. Each Party is bound, at its own expense, to indemnify, defend, and hold harmless the other Party and its representatives, employees, and officers, from any action, claim, suit, or liability


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      brought or filed against it or against them. The indemnity shall cover all the expenses disbursed, which include, but are not limited to, reasonable professional fees of lawyers and advisors, administrative expenses, as well as the amount paid by reason of any award or judgment rendered against it.

TENTH. CONFIDENTIAL INFORMATION

10.1 None of the Parties may, for the Term of this Agreement and during a term of 2 (two) years after the Agreement is terminated, regardless of the cause of termination, shall release or disclose to any third party, trade secrets, or industrial or commercial processes, or any information regarding the database, traffic reports, designs, planes, drawings, models, lists of processes, systems, procedures, samples, computer data, programs, or documentation, technical or business information that they may give to each other, as well as their negotiations, and deals, including, without limit, customers and potential customers that may have been known by the other party, as well as any general information given to each other in order to perform the subject-matter of this Agreement.

10.2 The Parties bind themselves, upon the termination of this Agreement, to return all confidential information made available to them by reason of this Agreement, or either, to expressly appoint any of its employees so that in his presence all such information is destroyed.

10.3 The Parties hereto bind themselves not to release to a third party, except in case of a request by a competent authority, the terms and conditions contained in this Agreement, including those regarding the Rates.

10.4 In case any of the Parties breach the presumptions foreseen in this clause, the Party in breach shall pay the affected Party the damages and losses caused.

10.5 The Parties authorize to disclose the existence of this Agreement to financial institutions, accountants, auditors, lawyers and advisers, provided that agreements of confidentiality have been executed with said institutions and advisers in similar terms to those set forth in this Clause.

10.6 In case of, due to the regulations governing the Parties, the existence of this Agreement needs to be released or disclosed to the public, the Parties shall agree what type of information should be kept in strict confidentiality, provided that this complies with the applicable legal provisions.

ELEVENTH. INDEMNITIES.

11.1 Each Party shall indemnify, defend, and hold harmless, at its own expense, the other Party as well as its officers, and directors, against any loss, damage, liability, action or suit, including lawyers' fees, litigation costs, that may arise out of, or derive from:

      (a) The use or operation of the Capacity provided, in breach of the provisions contained in its certificates of concession, permits and applicable legislation.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      (b) Any damage caused to the equipment, optical fibers or telecommunication networks of the other Party.

      (c) Any breach of the obligations stipulated in this Agreement, including but not limited to the default of the Service Levels according to the EXHIBIT G, or the non-observance of the applicable legislation and regulations.

      (d) Suits or claims from third parties derived from the relation with, or caused by, this Agreement, that are responsibility of the other Party.

11.2 Except as otherwise stipulated in this Agreement, no Party shall be liable for the prejudices that it may cause to the other Party.

TWELFTH. NO LIENS.

12.1 No Party may constitute any lien over the capacity it receives from the other Party. The rights of the Parties hereto may not be used as a guarantee for any legal act. The Party that breaches the provisions of this clause shall be liable for the damages and losses caused due to the constitution of such lien.

THIRTEENTH. GROUNDS FOR RESCISSION DUE TO A BREACH.

13.1 RESCISSION OF AGREEMENT. In case any of the Parties breaches any of the presumptions of default foreseen in the left column of the Table of the Clause 13.2, the affected Party shall give a written notice of rescission to the Party in breach so that it may cure or repair such breach within 30 (thirty) calendar days following said notice (the `NOTICE OF RESCISSION'), on the understanding that if the Party in breach does not cure or repair the breach during such term or it is not curable according to the provisions of the Section 13.2 below, the Notice of Rescission shall take legal and contractual effects on the following day of the period of 30 (thirty) calendar days hereunder. If the Party in breach does not cure or repair the default within this period (in case that said default is curable), the affected Party may demand the specific performance of this Agreement or either, its rescission, without the need of any prior judicial and/or administrative decision, by giving written notice thereof; in any of these cases, the affected Party shall be entitled to the payment of damages caused by such breach.

13.2 The following table shows the breaches and whether or not these can be cured:

CAUSE OF BREACH OF THE AGREEMENT                          Whether or not curable
--------------------------------                          ----------------------
(A) The breach of any of the obligations set forth        It can be cured  and is  subject  to the  previous
in this Agreement, except of those specifically           paragraph 13.1
foreseen in this Clause 13.2

(B) The issue of a definitive and unappealable            Not curable
decision of revocation of its  Certificate  of
Concession, that affects the performance of this
Agreement

(C) Not to prolong the term of validity of its            Not curable
Certificate of Concession on time and properly


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


CAUSE OF BREACH OF THE AGREEMENT                          Whether or not curable
--------------------------------                          ----------------------
(D) To initiate a dissolution or liquidation              Not curable
process; to be subject to a meeting of creditors or
a bankruptcy proceeding; to be subject to an
administrative penalty which causes, or subjects it
to, any measure of governmental supervision, or to
incur in a situation of Force Majeure that causes
the inability to continue the performance of its
obligations during periods that exceed 2 (two)
subsequent months or, in whole, 3 (three) months
out of every 12 (twelve) months

(e) Default of the delivery of a Stage, provided          Curable. In this case, the period to cure the
that Maxcom does not give to Axtel the Temporary          breach shall be in accordance with the paragraph
Solution.                                                 13.1 of this Agreement.


13.3 Once any of the grounds for rescission set forth in this Agreement takes place, the Parties hereto bind themselves to return to each other all the information, database, agenda, books, registries, customers' lists, diskettes, computer programs, archives and, in general, all documentation property of each one of them found under their possession or control, or either, to appoint one of their employees so that said information is destroyed in his presence.

13.4 In the event the rescission or termination of this Agreement takes place in accordance with the provisions set forth herein, the following clause will remain valid after the rescission or termination: Third, Fourth, Fifth, Ninth, Tenth, Eleventh and others that due to their own nature will remain valid after the rescission of this Agreement.

FOURTEENTH. CONVENTIONAL PENALTY

14.1 Both Parties acknowledge that the performance of the Service Levels agreed in this Agreement and in the EXHIBIT "G" is a very important factor and any default of said Service Levels could cause damages and losses to the affected Party, whose quantification is not viable to do in this moment. Therefore, in case any of the Parties breaches the agreed Service Levels shall pay to the affected Party for a conventional penalty the amount specified in the EXHIBIT "G". The payment of such amounts does not discharge the Party in breach from its obligation of complying its obligations.

FIFTEENTH. TERM OF THE AGREEMENT

15.1 This Agreement shall be in force from the date of execution of this Agreement and continue in force for a period of 13 years starting from the Date of Acceptance of Stage I (the `TERM'), and it only can be rescinded pursuant to the provision set forth in the previous Clause Thirteenth and the following paragraph 15.2.

15.2 During the validity of this Agreement, Axtel shall be entitled of terminating early this Agreement giving Maxcom a written notice at least 30 (thirty) calendar days before the date of termination (the `NOTICE OF EARLY TERMINATION'), provided that before the


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      conclusion of the above-mentioned period Axtel pay Maxcom the following (the `FEES OF TERMINATION'):

      (1) In case the Notice of Early Termination is given before the delivery of the Stage I, Axtel shall pay for the following:

            (a) EXPENSES FROM INSTALLATION AND FITTING-OUT OF THE PROVISIONAL CAPACITY. For the expenses derived from installation and fitting-out of the Provisional Capacity that Maxcom has delivered pursuant to the Letter of Intent, the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

            (b) RENT OF THE PROVISIONAL CAPACITY. For every month of use of the Provisional Capacity starting from the time that Maxcom delivers it to Axtel to the date of termination of this Agreement, the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax; the above, provided that it is the desire of Axtel to continue to use the Provisional Capacity, Axtel shall pay Maxcom the amounts corresponding to the rent of the Provisional Capacity specified in the Letter of Intent.

            (c) SALE OF THE INITIAL SDH EQUIPMENT. Axtel shall pay Maxcom for the Initial SDH Equipment, in its sole discretion, i) the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax for the purchase of the Initial SDH Equipment or ii) the amount of the penalty incurred due to an earlier cancellation of the purchase of the Initial SDH Equipment that the manufacturer of the SDH Equipment charges for the earlier cancellation of the purchase of the Initial SDH Equipment.

            (d) ADJUSTMENT SERVICES. A sole amount of [***] lawful currency of the United States of America, plus the corresponding Value-Added Tax.

            (e) ADJUSTMENT EQUIPMENT. Axtel shall pay Maxcom for the Special DWDM and SDH Equipment that Maxcom acquires from its provider to adjust the Capacity, in its sole discretion:

                  i) the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax for the purchase of the Special DWDM and SDH Equipment; or

                  ii) the amount of the penalty from the earlier cancellation that the manufacturer of the Special DWDM and SDH Equipment charges for the earlier cancellation of the purchase of said Special DWDM and SDH Equipment;


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


                  iii) In the event that Axtel has decided to buy the Special DWDM and SDH Equipment, Maxcom shall grant to Axtel the right of preference in order to in the case Maxcom requires to buy DWDM and SDH equipments, Maxcom shall request firstly the purchase and sale of said equipment to Axtel, provided that the terms and conditions of the purchase and sale of said DWDM and SDH equipment occur under similar circumstances to those offered in writing by third-parties to Maxcom.

      (2) In case the Notice of Early Termination is given after the delivery of the Stage I, Axtel shall pay for the following:

            (a) EXPENSES FROM INSTALLATION AND FITTING-OUT OF THE PROVISIONAL CAPACITY. For the expenses derived from installation and fitting-out of the Provisional Capacity that Maxcom has delivered pursuant to the Letter of Intent, the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

            (b) USE OF THE CAPACITY. For every month of use of the Capacity starting from the delivery of the Stage I by Maxcom to Axtel to the date of termination of this Agreement, the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax.

            (c) SALE OF THE INITIAL SDH EQUIPMENT. Axtel shall pay Maxcom for the Initial SDH Equipment, in its sole discretion, i) the amount of [***], lawful currency of the United States of America, plus the corresponding Value-Added Tax for the purchase of the Initial SDH Equipment or ii) the amount of the penalty incurred due to an earlier cancellation of the purchase of the Initial SDH Equipment that the manufacturer of the SDH Equipment charges for the earlier cancellation of the purchase of the Initial SDH Equipment.

15.3 APPLICATION OF THE PAYMENTS. The Parties agree that to pay the Fees of Termination above mentioned it shall be applied to its payment automatically all and every payments that Axtel has made to Maxcom according to the terms of this Agreement, including the payments for the installation of the Capacity, the Long-Term Capacity Supply, and the Sale of the SDH Equipment, but excluding the payments for the Capacity Maintenance Service and Technical Support Service of the SDH Equipment that Axtel has paid Maxcom (the `PAYMENTS PAID BY AXTEL'), provided that if after the adjustment mentioned in this section has been done, there is a balance against Axtel, Axtel shall pay Maxcom the remaining balance payable to Maxcom before the termination of the period of 30 (thirty) calendar days specified in the previous section 15.2.

      Additionally, in case that after the Payments paid by Axtel have been applied to the Fees of Termination, there is a balance in favor of Axtel remaining from the


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      Payments paid by Axtel pursuant to this Agreement, the amount not applied to the Payments paid by Axtel to the Fees of Termination shall be reimbursed by Maxcom to Axtel on or before the termination of the period of 30 (thirty) calendar days specified in the previous section 15.2.

SIXTEENTH. RESPONSIBILITIES

16.1 Each Party expressly acknowledges that it shall be responsible as far as the Demarcation Point and according to the scheme specified in the EXHIBIT "F" hereto. Likewise, both Parties shall guarantee the operation and compatibility of their infrastructure, as well as the adoption of measures to prevent causing damages to the Telecommunication Network of the other Party.

16.2 Maxcom reserves the right of modifying the currently defined sites where the Demarcation Points are located by prior written notice to Axtel at least 60 (sixty) calendar days before the modification takes place. In said presumption, each Party, at its own expenses, shall cover the costs incurred by the Party to move its infrastructure to the new site where the new Demarcation Point should be established.

16.3 None of the Parties shall be liable for any misuse, negligence, fraudulent use, use contrary to specifications and/or non-authorized use that the other Party may make of its facilities, line(s) and/or telecommunication equipment, be either through its officers or employees, or through any third party that may have access either directly or indirectly to the same. Both Parties shall adopt the pertinent measures to prevent such acts, and shall be responsible henceforth to indemnify, defend, hold harmless, at its own expenses, the other Party that is affected regarding any claim that may be brought in this regard by third-parties, including but not limited to any administrative, judicial or other kind of authority.

SEVENTEENTH. NOTICES.

17.1 Under the terms of Article 34 of the Civil Code for the Federal District (Codigo Civil para el Distrito Federal), for everything regarding or related to this Agreement, and regarding all notifications, communications or notices that the Parties must give in compliance to the same, they shall make them in written along with an acknowledge of receipt, and for their delivery, they indicate the following as their addresses for notices and contact numbers:

         FOR MAXCOM:

         Maxcom Telecomunicaciones, S.A. de C.V.
         C. Guillermo Gonzalez Camarena No. 2000, PH
         Col. Centro de Ciudad Santa Fe
         Mexico, D.F, C.P. 01210
         Phone (55) 5147-1113
         Fax (55) 5147-3772
         To the attention of: Rogelio Espinosa / Direccion Regulatoria Electronic mail rogelio.espinosa@maxcom.com.

         FOR AXTEL:


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


         Axtel, S.A de C.V.
         Boulevard Gustavo Diaz Ordaz Km 3.33 L-1
         Colonia Unidad San Pedro
         San Pedro Garza Garcia, Nuevo Leon
         Mexico, CP 66215
         Phone: (81) 8114-1175
         Fax: (81) 8114-1919 ext. 1175
         To the attention of: Alberto de Villasante Herbert
         Electronic mail:
         Cc Departamento Juridico

17.2 The notifications shall become effective from the business day following to its receipt, provided the receipt of said notification is acknowledged.

17.3 In case any of the Parties changes its address, it shall notify so in written to the other Party at least 48 (forty-eight) hours in advance. Otherwise, it shall be understood that the notices, notifications or communications that must be given under this Agreement shall become legally effective in the last address that was informed to the other Party.

17.4 Likewise, the Parties agree that as long as Axtel or Maxcom does not notify a new electronic mail address in written to the other Party, the information that the Parties have agreed to send by electronic mail (apart from the Notice of Rescission and the Notice of Termination) shall be deemed as received, for all pertinent legal purposes, in the last electronic mail address provided by each one of the Parties.

17.5 For the purposes of the Notice of Rescission and the Notice of Termination, the Parties hereby agree that said notices should be delivered, as it corresponds, in written to the address (as it is the case) specified in the previous section 17.1.

EIGHTEENTH. RELATIONSHIP BETWEEN THE PARTIES.

18.1 Nothing in this Agreement shall be considered nor construed as constituting MAXCOM and Axtel as partners, agents or employees of the other, and none of the provisions in this Agreement shall be construed as holding liable the other Party for any debts, liabilities and obligations of the other Party. MAXCOM and Axtel hereby agree not to initiate, nor take any action, or carry out anything that (i) would create an obligation for the other Party, or (ii) that would make any third party believe that one of the Parties is the representative of the other Party, or that it is authorized to act in the name and behalf of the other party. Without limiting the foregoing, none of the Parties may take actions of any kind, nor assume obligations or liabilities in the name of the other party, except for those expressly indicated or allowed under the terms of this Agreement.

18.2 This Agreement essentially represents a business agreement, since both Axtel and Maxcom are business corporations that have sufficient elements of their own to perform each and every one of the obligations with respect to their employees and workers arising out from the Federal Labor Law (Ley Federal del Trabajo), the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), the


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


      National Institute for the Funds of the State Workers (Instituto Nacional para el Fondo de los Trabajadores del Estado), and other similar legislations.

NINETEENTH. TAXES.

19.1 Those taxes that, according to the tax legislation in force, are incurred by the Parties shall be paid individually by each Party. Each Party shall be responsible for the total taxes, fees and tax burdens or credits, or any other contribution that, according to the tax legislation in force, may correspond to it over any property or services it acquires, use, leases, or lends. The Parties hereto acknowledge that they shall be responsible to observe the provisions of the tax legislation in force regarding taxes that must be paid through withholdings. The Parties agree that they shall provide the documentation, and support required by each Party, deemed necessary to allow this Party to carry out its deductions or compensations, to process refunds or to evidence tax incentives in its favor, under the applicable legislation in force. If applicable, the Parties shall agree on the payment of taxes, and import duties.

TWENTIETH. FORCE MAJEURE.

20.1 None of the Parties shall be liable for any breach of its obligations described in this Agreement, if said breach is due to an act of God or force majeure (as it is defined in the Section 20.3), therefore said obligation may be suspend during said event. The Party that breaches one of its obligations due to an event of Force Majeure, shall notify in written to the other party about said condition, within the three days following to the event of Force Majeure happens, describing the nature of the event and explaining why some obligations should be suspended on a temporary basis. Only the obligations affected directly by the event of Force Majeure shall be resolved as soon as reasonably possible and the obligations affected should be performed after the event of Force Majeure ends or is resolved.

20.2 There shall be no suspension of obligations even though an event of Force Majeure occurs, in case that the party affected by the event of Force Majeure has intentionally caused or promoted said event, or has intentionally made the situation worse, or if the applicable law forces this party to comply with this Agreement even in case of there is a event of Force Majeure.

20.3 The term `Force Majeure' used in this clause and for the purposes of this Agreement means and refers exclusively to the events that happen or are caused as a result of fires, explosions, tornados, floods, earthquakes, volcanic activities, epidemic, civil riots, wars or any other event that is out of the scope and control of the party affected by the Force Majeure, provided that any of said events make impossible the performance of some obligations of any of the Parties. Notwithstanding the events of Force Majeure are limited to the events expressly mentioned in this paragraph, the parties acknowledge that strikes, seizures and/or any suspension of works derived from any judicial or administrative procedure shall not be considered as events of Force Majeure.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


TWENTY-FIRST. CONVEYANCE OF RIGHTS.

21.1 None of the Parties may convey nor assign the rights and obligations arising from this Agreement without the prior consent in written from the other Party. The assignee shall be subject, unconditionally and in its entirety, to the terms and conditions set forth herein. Any conveyance or assignment of rights carried out in breach of the provisions of this clause shall be deemed as reasonable grounds so that the Party affected rescinds this Agreement, without any liability and without the need of a prior judicial decree.

21.2 Notwithstanding the above mentioned, AXTEL authorizes Maxcom to assign the rights of collection derived from this Agreement, provided that there is a written notification made before a Notary Public at least 5 (five) calendar days in advance and provided that said assignment do not include different terms and conditions to those specified in this Agreement or major liens or cost (including tax withholdings or any kinds of liens or legal burden) for AXTEL.

TWENTY-SECOND. REPRESENTATIONS AND GUARANTEES.

22.1  Each of the Parties hereto represents and guarantees that:

      (a) It has full rights, as well as the authorization, to execute, notarize, deliver, and perform its obligations under this Agreement.

      (b) That the notarization of this Agreement and the performance hereof does not violate any regulations, rules, provisions, or laws of any federal, local or state agency, court or body.

      (c) That the execution of this Agreement does not violate or goes against the agreements, covenants, or pacts to which they are a party, nor does it violate or goes against or beyond its bylaws (ultra vires acts), nor does it violate or goes against any governmental provision, permit, concession, or authorization, nor violates or goes against any judgment or judicial decree.

TWENTY-THIRD. INSURANCE

23.1 Each Party shall take out, at its own expenses, any insurance that it deems appropriate in accordance with the correct coverage, to protect its properties, as well as any insurance that may be necessary to face acts of Gods and obligations foreseen in the law, due to this Agreement, including the General Liability Insurance coverage (Occurrence Form) for damages to third parties, either themselves or their properties, covering the General Liability, including the clauses of products, activities and real states in relation of the line of business and works done, up to the limit of responsibility of at least [***], lawful currency of the United States of America. In this Civil Liability insurance, each Party shall include an endorsement to its policy specifying that the other Party shall be considered as third party at any time.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


23.2 Both Parties agrees to keep their Liability insurance in effect during the validity of this Agreement and provide the other Party with evidence of the coverage required herein, delivering a certificate or copy of the insurance policy, as well as the endorsement above mentioned and the proof of payment of the insurance policy on or before 30 days after the execution of this Agreement.

23.3 Each Party shall be liable for the payment of the premiums and deductible corresponding to the insurances purchased by the Party to comply with this Clause Twenty-Third.

TWENTY-FIFTH. GENERAL PROVISIONS:

25.1 The Parties agree that the nature of this Agreement is not exclusive for any of them, and thus they shall have the right, at all times, to execute similar agreements with other telecommunication suppliers.

25.2 The terms defined herein, written in upper case, shall have the meaning assigned to them. The terms defined herein in singular, shall also have a plural meaning, and the terms defined in plural, shall also have a singular meaning.

25.3 The lack or delay by any of the Parties to enforce at any time any provision hereof, shall not be construed as a waiver to the right of enforcing said provision, or the right of said party to subsequently enforce such provision, or any other provision herein contained.

25.4 All the terms shall be understood as falling on a calendar day, except when stipulated otherwise, and the dates that fall on a non-business banking day shall be automatically moved to the immediate following banking business day, for all pertinent effects.

25.5 The exhibits mentioned herein, duly identified with the signature or initials of the parties, have been attached hereto to become an integral part of this Agreement.

25.6 The titles and headings of the clauses are inserted for convenience only, and do not form part of this Agreement.

25.7 The provisions of this Agreement shall be considered by separate, and the invalidity of any of its provisions shall not affect the validity of the remaining provisions.

25.8 This Agreement constitutes the full covenant and understanding of the parties regarding the subject-matter of this agreement, and renders null and void any prior covenant, discussion, and understanding between the parties regarding the subject-matter of this Agreement.

25.9 No amendment, modification or assignment of this Agreement shall be binding upon the parties, unless it is made in written, whereby it is made express reference to this Agreement, and is signed by a duly authorized representative from both parties.

TWENTY-SIXTH. GOVERNING LAW.


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                             English Translation


26.1 This Agreement shall be subject to the terms and conditions set forth by the Parties hereto. This Agreement shall be governed by the Commerce Code (Codigo de Comercio) and by those other applicable laws in Mexico.

TWENTY-SEVENTH. JURISDICTION AND VENUE.

27.1 For anything regarding this Agreement, including its interpretation, performance and execution, the Parties hereto expressly agree to submit themselves to the jurisdiction of the Courts in Monterrey, Nuevo Leon, or in Mexico City, Federal District, in the sole discretion of the claimant Party, and thus, they expressly waive any other venue that may correspond to them by reason of their current or future address, or due to any other cause.

Once the parties understood the scope and legal effects of this Agreement, they sign it in three counterparts in Monterrey, Nuevo Leon, on October the 15th of 2003.

MAXCOM TELECOMUNICACIONES, S.A. DE C.V.   AXTEL, S.A. DE C.V.



---------------------------------------   --------------------------------------
HEREBY REPRESENTED BY                     HEREBY REPRESENTED BY

                [SIGNED]                                  [SIGNED]
                --------                                  --------
ROGELIO ESPINOSA CANTELLANO               ALBERTO DE VILLASANTE HERBERT

                WITNESS                                    WITNESS

               [SIGNED]                                    [SIGNED]
               --------                                    --------
BY: GONZALO ALARCON I.                    BY: FEDERICO GIL CHAVEZNAVA


Portions of this Exhibit indicated by [***] have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.